                                  EXHIBIT 11.1


                         THE COAST DISTRIBUTION SYSTEM
                Computation of Fully Diluted Earnings Per Share
                          Quarter Ended June 30, 1995

                                                                                          Weighted Average
                                                                                          Number of Shares
                                                                                          ----------------
  I.     Weighted Average Shares Outstanding                                                  5,096,616

 II.     Common Stock Equivalents                                                               103,729

III.     Other Dilutive Securities                                                               83,791
                                                                                              ---------
            Average Number of Common and Common
              Equivalent Shares                                                               5,284,136
                                                                                             ==========

         Net Earnings                                           $2,224,000

         After-tax interest on
         convertible debt                                           11,000

         Dividend paid on preferred stock
          of subsidiary                                             (9,000)
                                                                ----------

             Earnings available to
             common shareholders                                $2,226,000

             Divided by Shares                                   5,284,136
                                                                ----------

                                                                     $0.42
                                                                     =====

                             EXHIBIT 11.1 (Cont'd.)


                         THE COAST DISTRIBUTION SYSTEM
                Computation of Fully Diluted Earnings Per Share
                         Six Months Ended June 30, 1995


                                                                                         Weighted Average
                                                                                         Number of Shares
                                                                                         ----------------
  I.     Weighted Average Shares Outstanding                                                 5,081,891

 II.     Common Stock Equivalents                                                              100,723

III.     Other Dilutive Securities                                                             104,282
                                                                                             ---------

         Average Number of Common and Common
         Equivalent Shares                                                                   5,286,896
                                                                                             =========


         Net Earnings                                           $2,996,000

         After-tax interest on
         convertible debt                                           27,000

         Dividend paid on preferred stock
         of subsidiary                                             (21,000)
                                                                ----------

         Earnings available to
         common shareholders                                    $3,002,000

         Divided by Shares                                       5,286,896
                                                                ----------
                                                                     $0.57
                                                                     =====